SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C.  20549



                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):  February 18, 2000



                        TRANSFINANCIAL HOLDINGS, INC.
                 (Exact name of registrant as specified in its charter)



Delaware                        1-12070                46-0278762
(State or other jurisdiction  (Commission            (I. R. S. Employer
    of incorporation           File Number)           Identification No.)


8245 Nieman Road, Suite 100
Lenexa, KS                                          66214
(Address of principal executive offices)          (Zip Code)



Registrant's telephone number, including area code: 913-859-0055


                              Not Applicable

         (Former name or former address, if changed since last report)



Item 5.  Other Information

     On February 18, 2000, TransFinancial Holdings, Inc. (the "Company") announced that COLA Acquisitions, Inc. had notified the Company that its bank financing necessary to consummate the proposed merger between COLA and the Company had been withdrawn as a consequence of the Company's 1999 fourth quarter and annual operating results. As a result of the notification, on February 18, 2000, COLA and the Company agreed to terminate the Merger Agreement dated October 19, 1999 between COLA and the Company. The receipt of financing by COLA was a condition to the consummation of the merger.


Item 7.  Financial Statements and Exhibits


     (c)  Exhibits

      2.1 Letter Agreement dated February 18, 2000 between COLA Acquisitions, Inc. and the Company

     99.1 Press Release of the Company dated February 18, 2000






                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              TRANSFINANCIAL HOLDINGS, INC.



Date:  February 22, 2000           By:   \s\ Timothy P. O'Neil

                                     Timothy P. O'Neil
                                      President




                                 EXHIBIT INDEX


Assigned
Exhibit
Number                   Description of Exhibit




    2.1 Letter Agreement dated February 18, 2000 between COLA Acquisitions, Inc. and the Company


    99.1       Press Release of the Company dated February 18, 2000